SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549



                                   FORM 8-K
                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                 Date of Report (date of earliest event reported):
                                March 21, 2003



                                XEROX CORPORATION
              (Exact name of registrant as specified in its charter)



    New York                        1-4471                     16-0468020
(State or other                (Commission File              (IRS Employer
 jurisdiction of                Number)                       Identification
 incorporation)                                               No.)



                                800 Long Ridge Road
                                  P. O. Box 1600
                          Stamford, Connecticut  06904-1600
                     (Address of principal executive offices)(Zip Code)



                     Registrant's telephone number, including area code:
                                 (203) 968-3000



                                 Not Applicable
              (Former name or former address, if changed since last report)













Item 5.  Other Events.

As fully anticipated in its cash plan for 2003, Registrant today gave notice of its intention as of April 21, 2003 to satisfy in cash its obligation to purchase its Convertible Subordinated Debentures Due April 21, 2018 as required by the terms of such Debentures. Under the terms of the Debentures, Registrant has the option to make the purchase with cash, shares of Registrant's common stock, or a combination of cash and shares. If, at the option of the holders, all outstanding Debentures are surrendered for purchase, the aggregate cash purchase price will be approximately $560 million.



_____________________________________________________________________________


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.


                                          XEROX CORPORATION


                                          __________________________________
                                          By:   Martin S. Wagner
Dated: March 21, 2003                           Assistant Secretary